EXHIBIT 99


                Private Securities Litigation Reform Act of 1995
         Safe Harbor Compliance Statement for Forward-Looking Statements

         In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements" by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Monterey Homes Corporation (the "Company" or "Monterey") intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

         To qualify oral forward-looking statements for protection under the PSLRA, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. Monterey provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the PSLRA.

         Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the following: (i) changes in national and local economic and other conditions, such as employment levels, availability of mortgage financing, interest rates, consumer confidence, and housing demand;
(ii) risks inherent in homebuilding activities, including delays in construction schedules, cost overruns, changes in government regulation, increases in real estate taxes and other local government fees; (iii) changes in costs or availability of land, materials, and labor; (iv) fluctuations in real estate values; (v) the timing of home closings and land sales; (vi) the Company's ability to continue to acquire additional land or options to acquire additional land on acceptable terms; (vii) lack of geographic diversification of the Company's operation, especially when (A) real estate analysts are predicting that new home sales in the Phoenix, Arizona metropolitan area will slow significantly during 1997 and 1998 and (B) new home sales in the Tucson, Arizona metropolitan area are expected to remain relatively flat during 1997; (viii) limited product diversification in that the Company derives most of its revenue from sales of semi-custom luxury homes; (ix) the inability of the Company to obtain sufficient capital on terms acceptable to the Company to fund its planned capital and other expenditures; (x) changes in local, state and federal rules and regulations governing real estate developing and homebuilding activities and environmental matters, including "no growth" or "slow growth" initiatives, building permit allocation ordinances and building moratoriums; (xi) expansion by the Company into new markets in which the Company has no operating experience; (xii) the inability of the Company to identify acquisition candidates that will result in successful combinations; (xiii) the failure of the Company to make acquisitions on terms acceptable to the Company; (xiv) the loss of key employees of the Company, including William W. Cleverly and Steven
J. Hilton; and (xv) factors that may affect the Company's mortgage assets, including general conditions in the financial markets, changes in prepayment rates and changes in interest rates.

         Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, Monterey undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes to projections over time.

         (1) "Forward-looking statements" can be identified by use of words such as "expect," "believe," "estimate," "project," "forecast," "anticipate," "plan," and similar expressions.